EXHIBIT 99.1

News Release
NYSE: WMZ
Date: Jan. 17, 2008
Williams Pipeline Partners L.P. Prices Initial Public Offering
     TULSA, Okla. — Williams Pipeline Partners L.P. today announced it has priced its initial public offering of 16,250,000 common units at $20.00 per unit. The common units will begin trading tomorrow on the New York Stock Exchange under the symbol “WMZ.” The underwriters have been granted a 30-day option to purchase up to an additional 2,437,500 common units at the IPO price to cover over-allotments, if any.
     The common units offered to the public will represent a 47.5 percent limited partner interest in Williams Pipeline Partners, or a 54.6 percent limited partner interest if the underwriters’ option is exercised in full. Williams (NYSE: WMB) will own the remaining limited partner interest, including common and subordinated units, and the 2 percent general partner interest.
     Williams Pipeline Partners was formed to own and operate natural gas transportation and storage assets. The partnership’s initial asset will be a 35 percent interest in Northwest Pipeline GP, which owns and operates a natural gas pipeline system that extends from the Rocky Mountain region to the Pacific Northwest.
     Lehman Brothers, Citi Global Markets and Merrill Lynch & Co. are the joint book-running managers for the IPO. In addition, Wachovia Securities; Goldman, Sachs & Co.; Morgan Stanley; UBS Investment Bank; Banc of America Securities LLC; JPMorgan; Raymond James; RBC Capital Markets; and Stifel Nicolaus are acting as co-managers.
     A copy of the final prospectus associated with this offering — when available — may be obtained from any of the underwriters, including Lehman Brothers Inc., c/o Broadridge Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, NY 11717; by email at Qiana.Smith@Broadridge.com, or by fax at (631) 254-7140; Citigroup Global Markets Inc., Brooklyn Army Terminal, Attn: Prospectus Delivery Department, 140 58th Street, Brooklyn, NY, 11220, phone (800) 831-9146; or Merrill Lynch & Co., 4 World Financial Center, Attention: Prospectus Department, New York, NY 10080, phone (212) 449-1000.
     This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus.
About Williams Pipeline Partners L.P. (NYSE: WMZ)
Williams Pipeline Partners was formed to own and operate natural gas transportation and storage assets. The general partner of Williams Pipeline Partners is Williams Pipeline GP LLC, which is a wholly owned subsidiary of Williams (NYSE: WMB). Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332 Richard George Williams (investor relations) (918) 573-3679
This press release may include “forward-looking statements” as defined by federal law. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. Additional information about issues that could lead to material changes in performance is contained in the Partnership’s Form S-1 filed with the Securities and Exchange Commission.
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